NEUBERGER BERMAN INCOME FUNDS
                                TRUST INSTRUMENT

                                   SCHEDULE A


Investor Class

         Lehman Brothers Municipal Money Fund
         Neuberger Berman Cash Reserves
         Neuberger Berman Government Money Fund
         Neuberger Berman High Income Bond Fund
         Neuberger Berman Limited Maturity Bond Fund
         Neuberger Berman Municipal Securities Trust
         Lehman Brothers New York Municipal Money Fund

Trust Class

         Neuberger Berman Limited Maturity Bond Fund

Institutional Class

         Neuberger Berman Strategic Income Fund

Neuberger Berman Investor Class

         Lehman Brothers Core Bond Fund

Lehman Brothers Institutional Class

         Lehman Brothers Core Bond Fund

Reserve Class

         National Municipal Money Fund
         Tax-Free Money Fund




DATED: